UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

GLOBE SPECIALTY METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34420	20-2055624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Brickell Ave., Suite 1500, Miami, FL 33131

 (Address of principal executive offices and Zip Code)

786-509-6900

 (Registrant’s telephone number, including Area Code)

One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2014, Mr. Thomas Danjczek and Globe Specialty Metals, Inc. agreed that he would retire as a director effective as of May 15, 2014.

On April 9, 2014, the Board of Directors of Globe Specialty Metals, Inc. appointed Mr. Bruce Crockett as a member of the company’s Board to serve until the 2014 annual meeting of stockholders. Mr. Crockett was also appointed to serve on the Board’s Audit Committee. There were no arrangements or understandings between Mr. Crockett and any person pursuant to which he was appointed as a director. Mr. Crockett will receive compensation for Board service commensurate with the company’s other non-employee directors.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

99.1	Press release issued April 10, 2014 regarding the appointment of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.

Dated: April 10, 2014	By:	/s/ Stephen Lebowitz
Stephen Lebowitz
Chief Legal Officer